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                                                                    Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2002 in the Registration Statement (Amendment No. 1 to Form S-11 No. 333-84098) and related Prospectus of Apple Hospitality Two, Inc. for the registration of 10,000,000 units consisting of one share each of its common stock and Series A preferred stock.

                                                          /s/Ernst & Young LLP

Richmond, Virginia
May 21, 2002